Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Third Quarter 2017 Results

•	Q3 2017 gross revenue of $71.5 million, net revenue of $65.9 million and pro forma EPS of $0.26, all at high end of guidance
•	Board declares semi-annual dividend of $0.15 for shareholders of record on December 22, 2017
•	Company acquires CIMA’s joint venture interest in Certified GBS training and certification program

MIAMI, FL – Nov 7, 2017 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm, today announced its financial results for the third quarter, which ended on September 29, 2017.

Q3 2017 gross revenue was $71.5 million, down 4% from prior year, and net revenue (gross revenue less reimbursable expenses) was $65.9 million, down 1% from prior year. Q3 2017 pro forma diluted earnings per share were $0.26, up 4% when compared to $0.25 for the same period in 2016. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.17 for both the third quarter of 2017 and 2016.

At the end of the third quarter of 2017, the Company’s cash balances were $16.2 million. During the quarter, the Company utilized cash to repurchase 250 thousand shares of the Company’s common stock at an average price per share of $14.21 for a total of $3.5 million. As of the end of the third quarter of 2017, the Company’s remaining stock repurchase program authorization was $3.1 million.

In its recent meeting, the Company’s Board of Directors declared a semi-annual dividend of $0.15 per share for shareholders of record on December 22, 2017, to be paid on January 5, 2018.

The Hackett Group today, in a separate release, also announced the launch of The Hackett Institute, offering professional education programs informed by The Hackett Group’s unmatched intellectual property derived from its benchmarking data, proprietary research and Best Practices Intelligence Center™. Concurrent with the launch of the Hackett Institute, The Hackett Group announced that it has acquired the interest of The Chartered Institute of Management Accountants (CIMA) in its Certified GBS Professionals program, which the two organizations launched as a joint project in 2015. With the launch of The Hackett Institute, The Hackett Group has also made available Analytics Foundations, the first course in its Certified Enterprise Analytics Professionals (CEAP) program.

“We delivered solid results while continuing to aggressively migrate our business to our expanded Oracle Cloud Applications capabilities,” stated Ted A. Fernandez, Chairman and CEO of The Hackett Group. “Additionally, our recent recognition as Oracle EPM Cloud Partner of the Year and favorable reviews of our Digital Transformation Platform, which premiered at Oracle OpenWorld, bode well for our Cloud and digital transformation growth prospects.”

Based on the current economic outlook, the Company estimates total net revenue for the fourth quarter of 2017 to be in the range of $61.5 million to $63.5 million or gross revenue (inclusive of reimbursable expenses of 8%) to be in the range of $66.5 million to $68.5 million. The Company estimates pro forma diluted earnings per share to be in the range of $0.25 to $0.27. At the high end of the guidance, pro forma EPS would increase 4% when compared to prior year.

Other Highlights

The Hackett Group and ADP Expand Strategic Alliance - The Hackett Group and ADP® announced an expansion to their strategic alliance that will offer midsized companies new to ADP Workforce Now® access to The Hackett Group’s benchmarking tool, metrics, best practices, research and performance studies. These offerings are aimed at helping ADP Workforce Now users improve their HCM performance and monitor the efficiency and effectiveness of their HR operations.

Quantum Leap Launched - The Hackett Group announced the launch of Quantum Leap, a game-changing digital benchmarking and performance improvement platform that dramatically speeds up the benchmarking process, enabling companies to intelligently assess performance gaps, frame world-class solutions and ensure improvement success within general and administrative (G&A) areas such as corporate finance, procurement, human resources, and information technology.

The Hackett Group Achieves Oracle Cloud Premiere Status – The Hackett Group, a Platinum level member of Oracle Partner Network (OPN), announced it has achieved the Cloud Premier designation within the OPN Cloud program. The OPN Cloud program enables members to showcase their expertise, skills and investment in Oracle Cloud, as well as differentiate themselves with Oracle’s integrated cloud applications and platform services.

Digital Transformation Platform Launched - At Oracle OpenWorld 2017, The Hackett Group launched its Digital Transformation Platform™, a proprietary Oracle Cloud diagnostic and implementation system.  Using the platform, companies can improve ROI and optimize their Oracle cloud configurations using The Hackett Group’s performance targets, best practices and inventory of optimized cloud configuration solutions. This platform allows companies to quickly and easily identify areas of opportunity and performance gaps by leveraging The Hackett Group’s nearly 2,000 certified best practices. Specifically, this platform takes the client through a user-friendly portal to: clarify which practices and performance targets are most relevant to their situation; connect the client to the associated practices and performance levels necessary to achieve those benefits; and create a direct linkage from targets and best practices to how the related Oracle Cloud modules (ERP, HCM, EPM) should be used and configured to realize target improvements.

 On Tuesday, November 7, 2017, senior management will discuss third quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (844) 358-9115, [Passcode: Third Quarter, The Hackett Group Earnings]. For International callers, please dial (209) 905-5950.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, November 7, 2017 and will run through 5:00 P.M. ET on Tuesday, November 21, 2017. To access the rebroadcast, please dial (855) 859-2056. For International callers, please dial (404) 537-3406, [Passcode: 99518204].

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, November 7, 2017 and will run through 5:00 P.M. ET on Tuesday, November 21, 2017. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm to global companies, offering digital transformation including robotic process automation and enterprise cloud application implementation. Services include business transformation, enterprise analytics, working capital management and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its award-winning Oracle and SAP practices.

The Hackett Group has completed more than 13,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 87% of the Fortune 100, 87% of the DAX 30 and 58% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at:www.thehackettgroup.com,info@thehackettgroup.com, or by calling (770) 225-3600.

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This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, including these referenced above, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,		September 30,
	2017	2016	2017		2016
Revenue:
Revenue before reimbursements ("net revenue")	$65,947	$66,810	$198,742	$	$196,961
Reimbursements	5,515	7,308	17,719		21,548
Total revenue	71,462	74,118	216,461		218,509

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	39,807	40,621	120,906		120,866
Acquisition-related compensation expense	619	—	1,042		—
Non-cash stock compensation expense	1,082	1,135	3,440		3,318
Acquisition-related non-cash stock compensation expense	794	315	1,720		898
Reimbursable expenses	5,515	7,308	17,719		21,548
Total cost of service	47,817	49,379	144,827		146,630

Selling, general and administrative costs	14,209	14,664	43,759		43,918
Non-cash stock compensation expense	894	793	2,427		2,251
Acquisition-related costs	111	—	378		—
Amortization of intangible assets	557	275	1,475		825
Restructuring costs	—-	—	1,293		—
Total selling, general, and administrative expenses	15,771	15,732	49,332		46,994

Total costs and operating expenses	63,588	65,111	194,159		193,624

Income from operations	7,874	9,007	22,302		24,885

Other expense:
Interest expense	(184)	(137)	(401)		(288)

Income from operations before income taxes	7,690	8,870	21,901		24,597
Income tax expense	2,401	3,382	3,988		9,281
Net income	$5,289	$5,488	$17,913		$15,316

Basic net income per common share:
Income per common share from operations	$0.18	$0.19	$0.62		$0.52
Weighted average common shares outstanding	28,765	28,579	28,891		29,251

Diluted net income per common share:
Income per common share from operations	$0.17	$0.17	$0.56		$0.47
Weighted average common and common equivalent shares outstanding	31,958	32,375	32,254		32,870

Pro forma data (1):
Income from operations before income taxes	$7,690	$8,870	$21,901		$24,597
Acquisition-related compensation expense	619	—	1,042		—
Non-cash stock compensation expense	1,976	1,928	5,867		5,569
Acquisition-related non-cash stock compensation expense	794	315	1,720		898
Acquisition-related costs	111	—	378		—
Restructuring costs	—	—	1,293		—
Amortization of intangible assets	557	275	1,475		825
Pro forma income before income taxes	11,747	11,388	33,676		31,889
Pro forma income tax expense	3,524	3,416	10,103		9,567
Pro forma net income	$8,223	$7,972	$23,573		$22,322

Pro forma basic net income per common share	$0.29	$0.28	$0.82		$0.76
Weighted average common shares outstanding	28,765	28,579	28,891		29,251

Pro forma diluted net income per common share	$0.26	$0.25	$0.73		$0.68
Weighted average common and common equivalent shares outstanding	31,958	32,375	32,254		32,870

(1)	The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, acquisition-related cash and stock compensation expenses and transaction expenses, restructuring charges and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 29,	December 30,
	2017	2016
ASSETS
Current assets:
Cash	$16,226	$19,710
Accounts receivable and unbilled revenue, net	55,552	47,399
Prepaid expenses and other current assets	2,897	1,704
Total current assets	74,675	68,813

Property and equipment, net	17,854	14,774
Other assets	4,679	3,336
Goodwill, net	84,966	72,376
Total assets	$182,174	$159,299

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	8,597	$9,089
Accrued expenses and other liabilities	35,971	46,725
Total current liabilities	44,568	55,814
Non-current accrued expenses and other liabilities	6,936	—
Long-term deferred tax liability, net	10,591	10,216
Long-term debt	22,000	7,000
Total liabilities	84,095	73,030

Shareholders' equity	98,079	86,269
Total liabilities and shareholders' equity	$182,174	$159,299

Page 6 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	September 29,	September 30,	June 30,
	2017	2016	2017
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$60,789	$62,610	$62,472
SAP Solutions (3)	10,673	11,508	11,098
Total revenue	$71,462	$74,118	$73,570

Revenue Concentration:
(% of total revenue)
Top customer	4%	4%	4%
Top 5 customers	12%	15%	15%
Top 10 customers	20%	26%	25%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,022	942	1,002
Total headcount	1,259	1,158	1,236
Days sales outstanding (DSO)	71	59	61
Cash provided by operating activities (in thousands)	$9,966	$13,033	$4,111
Depreciation (in thousands)	$590	$618	$612
Amortization (in thousands)	$557	$275	$532

The Hackett Group (in thousands):
The Hackett Group annualized net revenue per professional (2)	$297	$321	$316

SAP Solutions:
SAP Solutions consultant utilization rate (3)	72%	76%	78%
SAP Solutions gross billing rate per hour (3)	$131	$134	133

Shares Repurchased Under the Share Repurchase Plan:
Shares purchased (in thousands)	182	30	507
Cost of shares repurchased (in thousands)	$2,492	$449	$7,617
Average price per share of shares purchased	$13.73	$14.84	$15.01
Remaining Plan authorization (in thousands)	$3,138	$4,433	$630

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	68	4	21
Cost of shares purchased (in thousands)	$1,050	$50	$370
Average price per share of shares purchased	$15.50	$14.03	$17.90

(2)	The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Groups and excludes AMS.  Annualized revenue per professional disclosed prior to Q2 2017 utilized gross revenue; the statistics have been amended to utilize net revenue.  Prior periods have been restated.

(3)	SAP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 40% of which are offshore resources.
(4)	Certain reclassifications have been made to conform with current reporting requirements.